SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant    [   ]

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[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[ X ]     Soliciting Material Pursuant to ss. 240.14a-12

                           Mylan Laboratories Inc.
                -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

               ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          1) Amount Previously Paid:

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          3) Filing Party:

          4) Date Filed:

         On July 11, 2005, Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), issued a press release announcing a preliminary range of first quarter fiscal 2006 adjusted diluted EPS and reaffirming its adjusted diluted EPS guidance for fiscal 2006 and fiscal 2007, presented on June 14, 2005. Such announcements were made in order to provide shareholders with current information to allow them to consider their participation in the Company's "Dutch Auction" self-tender for up to approximately 48.8 million shares of its common stock (up to $1 billion). In addition, the Company announced the extension of its self-tender from 5:00 p.m. to 12:00 midnight, New York City time, on Friday, July 15, 2005, in accordance with regulations of the Securities and Exchange Commission. A copy of Mylan's press release is attached hereto as Exhibit A.

IN CONNECTION WITH MYLAN'S 2005 ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING"), MYLAN WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), INCLUDING A PRELIMINARY PROXY STATEMENT AND A DEFINITIVE PROXY STATEMENT. INVESTORS AND SHAREHOLDERS OF MYLAN ARE URGED TO CAREFULLY READ THESE MATERIALS (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SHAREHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY MYLAN WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING) FREE OF CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY MYLAN MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUESTS TO: MYLAN LABORATORIES INC., ATTENTION: INVESTOR RELATIONS, 1500 CORPORATE DRIVE, CANONSBURG, PA 15317, OR FROM MYLAN'S WEBSITE AT WWW.MYLAN.COM.

Mylan, its executive officers and its directors may be deemed to be participants in Mylan's solicitation of proxies from shareholders in connection with the Annual Meeting scheduled to be held on October 28, 2005. Information about the executive officers and directors of Mylan and their ownership of Mylan common stock is set forth in the proxy statement for Mylan's 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2004, and in press releases and Forms 3 and 4 for executive officers who have since joined Mylan, and in Forms 4 and 5 filed thereafter.

                                                                       Exhibit A



For Immediate Release             CONTACTS:
                                  Patrick Fitzgerald (Public Relations)
                                  Mylan Laboratories Inc.
                                  724.514.1800

                                  Kris King (Investor Relations)
                                  Mylan Laboratories Inc.
                                  724.514.1800

                    MYLAN LABORATORIES ANNOUNCES PRELIMINARY
                    FIRST QUARTER DILUTED EARNINGS PER SHARE

   - MYLAN EXTENDS SELF TENDER FROM 5:00 P.M. TO MIDNIGHT ON JULY 15, 2005 -

PITTSBURGH, PA - July 11, 2005 - Mylan Laboratories Inc. (NYSE: MYL) today provided a preliminary range of first quarter fiscal 2006 adjusted diluted EPS of between $0.24 and $0.26 and GAAP diluted EPS of between $0.14 and $0.16, which includes $0.03 for a contingent liability with respect to previously-disclosed lorazepam and clorazepate product litigation. Robert J. Coury, Vice Chairman and Chief Executive Officer commented, "Even though these results are preliminary, we are pleased with the ranges we are reporting, and we look forward to our final results being released on July 19, 2005. The purpose of providing preliminary first quarter EPS is to provide shareholders with current information to allow them to consider their participation in our "Dutch Auction" self-tender. We are also reaffirming guidance, including adjusted diluted EPS, for fiscal 2006 and fiscal 2007, presented on June 14, 2005."

On June 16, 2005, the Company commenced a modified "Dutch Auction" self-tender for up to approximately 48.8 million shares of its common stock (up to $1 billion). Today, the Company announced the extension of its self-tender from 5:00 p.m. to 12:00 midnight, New York City time, on Friday, July 15, 2005, in accordance with regulations of the Securities and Exchange Commission.

Preliminary First Quarter Earnings

Based upon current information, the Company expects adjusted earnings per diluted share to be between $0.24 and $0.26 and GAAP earnings per diluted share to be between $0.14 and $0.16, in each case for the three month period ended June 30, 2005. The above adjusted earnings per diluted share, which is a non-GAAP measure, does not include: (1) certain ongoing research and development and marketing costs related to nebivolol (the Company's next-generation beta blocker) that will be incurred until an out-licensing agreement relating to such product is signed, (2) costs, including restructuring costs, related to Mylan Bertek, the subsidiary that Mylan recently announced it was closing, and (3) a contingent legal liability related to previously-disclosed litigation in connection with the Company's lorazepam and clorazepate products. The Company continues to believe that it has meritorious defenses with respect to the claims in the litigation and intends to continue to vigorously defend its position, including pursuing a motion for judgment as a matter of law or, in the alternative, a new trial, and if those motions are denied, pursuing an appeal. A reconciliation of the preliminary range of first quarter adjusted diluted EPS to GAAP diluted EPS is attached as Appendix A to this press release.

The Company is currently in the process of compiling, analyzing and finalizing the results for the first quarter and the Company's independent registered public accounting firm has not yet completed its review of the first quarter results. As such, there can be no assurance that the final adjusted or GAAP earnings per diluted share will be within the ranges specified. Mylan expects to report its final results for the first quarter of fiscal 2006 on July 19, 2005. Additional details regarding the conference call and webcast will be provided via a separate press release.

Reaffirmation of Fiscal 2006 and Fiscal 2007 Guidance

Mylan also reaffirmed its fiscal 2006 and fiscal 2007 guidance previously announced on June 14, 2005. For fiscal 2006, the Company reaffirmed adjusted diluted EPS guidance of $0.92 to $1.15. For fiscal 2007, the Company reaffirmed adjusted diluted EPS guidance of $1.20 to $1.74. A reconciliation of adjusted diluted EPS guidance, which is a non-GAAP measure, to GAAP diluted EPS guidance is attached as Appendix B to this press release.

Non-GAAP Financial Measures

Mylan has not previously disclosed non-GAAP financial measures when providing historical financial results. However, due primarily to the closing of the Company's Mylan Bertek subsidiary and the outlicensing of the Company's nebivolol product (both of which were announced by Mylan on June 14, 2005), Mylan now believes that an evaluation of its ongoing operations (and comparisons of its current operations with future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with accounting principles generally accepted in the United States (GAAP). In addition to disclosing its financial results determined in accordance with GAAP, Mylan is disclosing non-GAAP results that exclude special items such as those discussed above in order to enhance investors' and other readers' understanding and assessment of the Company's financial performance, because the Company's ongoing, normal business operations do not include such special items. Also, management uses these measures internally for forecasting and budgeting. Whenever Mylan uses such a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure set forth in Appendix A hereto and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Self-Tender Extension

Mylan's modified "Dutch Auction" self-tender, which was originally due to expire at 5:00 p.m., New York City time, on Friday, July 15, 2005, has been extended seven hours and will now expire at 12:00 midnight, New York City time, on Friday, July 15, 2005, unless Mylan further extends the self-tender. This change was made in order to ensure that the information contained herein and in an Amendment to Schedule TO being filed today is available to shareholders for a sufficient period of time prior to the expiration of the self-tender, in accordance with regulations of the Securities and Exchange Commission. All terms and conditions of the Offer to Purchase and related material distributed to shareholders, as amended on June 17, 2005 and July 11, 2005, continue to apply to the self-tender, as extended.

About Mylan Laboratories

     Mylan Laboratories Inc. is a leading pharmaceutical company with three principal subsidiaries, Mylan Pharmaceuticals Inc., Mylan Technologies Inc. and UDL Laboratories, Inc., that develop, license, manufacture, market and distribute an extensive line of generic and proprietary products.

Additional Information and Where to Find It:

IN CONNECTION WITH MYLAN'S 2005 ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING"), MYLAN WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), INCLUDING A PRELIMINARY PROXY STATEMENT AND A DEFINITIVE PROXY STATEMENT. INVESTORS AND SHAREHOLDERS OF MYLAN ARE URGED TO CAREFULLY READ THESE MATERIALS (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND SHAREHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY MYLAN WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING) FREE OF CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV . IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY MYLAN MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUESTS
TO: MYLAN LABORATORIES INC., ATTENTION: INVESTOR RELATIONS, 1500 CORPORATE DRIVE, CANONSBURG, PA 15317, OR FROM MYLAN'S WEBSITE AT WWW.MYLAN.COM .

Mylan, its executive officers and its directors may be deemed to be participants in Mylan's solicitation of proxies from shareholders in connection with the Annual Meeting scheduled to be held on October 28, 2005. Information about the executive officers and directors of Mylan and their ownership of Mylan common stock is set forth in the proxy statement for Mylan's 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2004, and in press releases and Forms 3 and 4 for executive officers who have since joined Mylan, and in Forms 4 and 5 filed thereafter.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Mylan common stock. The solicitation and the offer to buy Mylan common stock are only made pursuant to a separate offer to purchase and related materials. Mylan has filed a Tender Offer Statement on Schedule TO with the SEC. Shareholders should carefully read the Tender Offer Statement, the offer to purchase, the related letter of transmittal and other related materials because they contain important information, including the various terms and conditions of the offer. The offer to purchase, the related letter of transmittal and certain other documents have been mailed to all holders of Mylan common stock, at no expense to them. The Tender Offer Statement (including the offer to purchase the related letter of transmittal and all other offer documents filed by Mylan with the SEC) are also available at no charge at the SEC's website at www.sec.gov. Shareholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Forward-Looking Statements

This press release includes statements that constitute "forward-looking statements", including with regard to the Company's preliminary estimated first quarter fiscal 2006 earnings per share range, the release of its final first quarter results, the Company's fiscal 2006 and 2007 guidance and its pending litigation. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's ability to successfully develop, license or otherwise acquire and introduce new products on a timely basis in relation to competing product introductions; the Company's ability to obtain required FDA approvals for new products on a timely basis; uncertainties regarding continued market acceptance of and demand for the Company's products; the Company's periodic dependence on a relatively small group of products as a significant source of its net revenue or net income; unexpected delays in the Company's ability to submit applications to the FDA; risks inherent in legal proceedings; the effects of vigorous competition on commercial acceptance of the Company's products and their pricing, including, without limitation, the impact of the entry of generic competition for fentanyl; a regulatory or other delay impacting the launch of nebivolol; the high cost and uncertainty associated with compliance with extensive regulation of the pharmaceutical industry; the possibility that the calculation and reporting of amounts owed in respect of Medicaid and other governmental pricing programs could be challenged, and that sanctions or penalties could be assessed; the significant research and development expenditures the Company makes to develop products, the commercial success of which is uncertain; the possible loss of business from the Company's concentrated customer base; the potential costs and product introduction delays that may result from use of legal, regulatory and legislative strategies by the Company's competitors and other third parties, including the practice of "authorized generics" and the use of citizen's petitions to delay or prevent product introductions; the Company's dependence on third party suppliers and distributors for raw materials; the possible negative effects of any interruption of manufacturing of products at the Company's principal facilities; the effects of consolidation of the Company's customer base; uncertainties regarding patent, intellectual and other proprietary property protections; the expending of substantial resources associated with litigation involving patent or other intellectual property protection of products; possible reductions in reimbursement rates for pharmaceutical products; possible negative effects on product pricing of current or future legislative or regulatory programs, including state Medicaid programs; uncertainties regarding the Company's performance under indemnification clauses in certain material agreements; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards; prevailing market conditions; changes in economic and financial conditions of the Company's business; uncertainties and matters beyond the control of management, which could affect the Company's earnings guidance, as well as the subjectivity inherent in any probability weighted analysis underlying the Company's assumptions and estimates with respect to the future; and the fact that the Company's books and records for the first quarter of fiscal 2006 have not yet been finalized and the Company's independent auditors have not yet reviewed such first quarter results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. In addition, please refer to the cautionary statements and risk factors in Item I of the Company's Form 10-K for the year ended March 31, 2005, and in its other filings with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

Appendix A
Reconciliation of Historical Non-GAAP Financial Measures


First Quarter Fiscal 2006 Preliminary Financial Results

Reconciliation of Adjusted diluted EPS to GAAP diluted EPS

                                                      First Quarter Fiscal 2006
                                                      -------------------------
                                                         Low            High
                                                         ---            ----
    Adjusted diluted EPS                                $0.24           $0.26
    Mylan Bertek and nebivolol expenses                ($0.05)         ($0.05)
    Restructuring charges and other non-recurring
     expenses                                          ($0.02)         ($0.02)
    Contingent legal liability                         ($0.03)         ($0.03)
                                                       -------         -------
    GAAP diluted EPS                                    $0.14           $0.16
                                                       =======         =======

Appendix B
Reconciliation of Forward-Looking Non-GAAP Financial Measures

 Reconciliation of Adjusted diluted EPS Guidance to GAAP diluted EPS
Guidance (1)

                                                             Fiscal 2006
                                                             -----------
                                                           Low           High
                                                           ---           ----
    Adjusted diluted EPS                                  $0.92          $1.15
    Mylan Bertek and nebivolol expenses                  ($0.11)        ($0.11)
    Restructuring charges and other non-recurring
     expenses                                            ($0.05)        ($0.05)
    Contingent legal liability (2)                       ($0.03)        ($0.03)
                                                        -------         -------
    GAAP diluted EPS (2)                                  $0.73          $0.96
                                                        =======         =======

   (1) Fiscal 2007 guidance excludes any potential impact for stock-based compensation expenses upon adoption of SFAS No. 123(R), Share-Based Payment. Management is currently assessing the impact that adoption of SFAS No. 123(R) will have on the company's consolidated financial statements.

   (2) The adjustment relating to the contingent legal liability was not included in the Reconciliation of Adjusted diluted EPS Guidance to GAAP diluted EPS Guidance provided in a press release issued by Mylan on June 14, 2005. However, in preparing its first quarter results, the Company determined that, as a result of a June 1, 2005 jury verdict against the Company and one of its subsidiaries in its previously-disclosed lorazepam and clorazepate product litigation, a contingent liability of $12 million should be recorded. The GAAP diluted EPS, as it appeared in such reconciliation table for fiscal 2006 in the June 14, 2005 press release, was a low of $0.76 and a high of $0.99.